DERIVED INFORMATION [10/25/06]

[$1,117,225,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,128, 725,100]
Total Certificates Offered & Non-Offered
(Approximate)

Home Equity Pass-Through Certificates, Series 2006-8

Credit Suisse First Boston Mortgage Securities Corp.
Depositor
[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEAT 2006-8
TOTAL

Total Number of Loans		6,081
Total Loan Balance		1,145,444,769
Average Loan Balance		188,365
WA CLTV (w/o Silent Seconds)		80.8%
WAC		8.33%
WA FICO		629
WALA		3
WAM		351
Fxd Rate		24.8
IOs		14.3
MH		-
1st Lien		95.4
2nd Lien		4.6
Occupancy--OO		96.0
Doc Type--Full/Alternative		59.5
Stated Doc		26.2
Cash Out Refi		52.8
Purchase		40.9
Loans with silent seconds :
% of Portfolio w/ SS		35.3%
$ amount		404,393,134
# of First Liens w/ SS		1,842
CLTV of Total Portfolo (that includes silent 2nds)		87.4%
California		32.7%
Prepay Penalties		77.3%
Pre-Funding Balance
Expected Final Pool		1,150,000,100

Mortgage Rate
	Balance
5.000 - 5.499	0	0.0%
5.500 - 5.999	3,988,241	0.3%
6.000 - 6.499	31,467,729	2.7%
6.500 - 6.999	118,050,222	10.3%
7.000 - 7.499	140,658,302	12.3%
7.500 - 7.999	257,568,652	22.5%
8.000 - 8.499	145,877,389	12.7%
8.500 - 8.999	184,381,748	16.1%
9.000 - 9.499	73,389,346	6.4%
9.500 - 9.999	86,836,924	7.6%
10.000 - 10.499	32,524,675	2.8%
10.500 - 10.999	25,814,245	2.3%
11.000 - 11.499	9,370,861	0.8%
11.500 - 11.999	15,840,519	1.4%
12.000 - 12.499	11,996,412	1.0%
12.500 - 12.999	6,522,029	0.6%
13.000 - 13.499	775,914	0.1%
13.500 - 13.999	161,607	0.0%
14.000 - 14.499	193,396	0.0%
>= 14.500	26,559	0.0%
Total:	1,145,444,769	100.0%

Gross Margin
	Balance
2.000 - 2.500	2,164,041	0.2%
2.500 - 2.999	2,125,990	0.2%
3.000 - 3.499	4,742,609	0.4%
3.500 - 3.999	11,022,761	1.0%
4.000 - 4.499	22,199,590	1.9%
4.500 - 4.999	38,188,650	3.3%
5.000 - 5.499	174,666,761	15.2%
5.500 - 5.999	178,038,097	15.5%
6.000 - 6.499	133,968,775	11.7%
6.500 - 6.999	161,844,213	14.1%
7.000 - 7.499	74,693,863	6.5%
7.500 - 7.999	33,671,631	2.9%
8.000 - 8.499	16,754,485	1.5%
8.500 - 8.999	6,538,060	0.6%
9.000 - 9.499	682,937	0.1%
9.500 - 9.999	341,568	0.0%
Fixed	283,800,735	24.8%
Total:	1,145,444,769	100.0%

ARM Maximum Rate
	Balance
10.500 - 10.999	0	0.0%
11.000 - 11.499	5,142,665	0.6%
11.500 - 11.999	14,894,668	1.7%
12.000 - 12.499	31,657,306	3.7%
12.500 - 12.999	83,651,381	9.7%
13.000 - 13.499	109,240,985	12.7%
13.500 - 13.999	193,125,452	22.4%
14.000 - 14.499	101,629,268	11.8%
14.500 - 14.999	141,808,266	16.5%
15.000 - 15.499	63,364,623	7.4%
15.500 - 15.999	65,660,234	7.6%
16.000 >=	51,469,186	6.0%
Total:	861,644,034	100.0%

ARM Minimum Rate
	Balance
2.000 - 2.499	268,000	0.0%
3.000 - 3.499	2,119,153	0.2%
4.000 - 4.499	115,784	0.0%
4.500 - 4.999	199,842	0.0%
5.000 - 5.499	852,281	0.1%
5.500 - 5.999	11,910,627	1.4%
6.000 - 6.499	36,748,090	4.3%
6.500 - 6.999	80,002,160	9.3%
7.000 - 7.499	118,276,674	13.7%
7.500 - 7.999	206,422,099	24.0%
8.000 - 8.499	108,200,137	12.6%
8.500 - 8.999	137,638,017	16.0%
9.000 - 9.499	55,128,920	6.4%
9.500 - 9.999	63,998,514	7.4%
10.000 - 10.499	23,313,892	2.7%
10.500 - 10.999	12,978,431	1.5%
11.000 - 11.499	1,822,043	0.2%
11.500 - 11.999	968,580	0.1%
12.000 - 12.499	361,032	0.0%
12.500 - 12.999	319,757	0.0%
Total:	861,644,034	100.0%

Initial Cap (%)
	Balance
1.00	1,151,227	0.1%
1.50	104,173,544	12.1%
2.00	242,600,177	28.2%
3.00	511,331,932	59.3%
5.00	0	0.0%
6.00	2,387,153	0.3%
Total:	861,644,034	100.0%

Periodic Cap (%)
	Balance
1.00	730,852,356	84.8%
1.50	108,526,391	12.6%
2.00	22,265,287	2.6%
Total:	861,644,034	100.0%

CLTV's (w/0 Silent Seconds)
	Balance
0.01 - 50.00	23,088,265	3.1%
50.01 - 55.00	13,594,709	1.8%
55.01 - 60.00	23,121,914	3.1%
60.01 - 65.00	33,101,194	4.5%
65.01 - 70.00	55,620,326	7.5%
70.01 - 75.00	71,763,826	9.7%
75.01 - 80.00	144,223,790	19.5%
80.01 - 85.00	114,495,703	15.5%
85.01 - 90.00	139,052,070	18.8%
90.01 - 95.00	34,461,791	4.7%
95.01 - 100.00	88,528,047	11.9%
Total:	741,051,635	100.0%

Credit Scores
	Balance
<= 499	333,758	0.0%
500 - 519	26,986,369	2.4%
520 - 539	44,659,659	3.9%
540 - 559	71,989,299	6.3%
560 - 579	76,430,577	6.7%
580 - 599	137,302,241	12.0%
600 - 619	160,656,256	14.0%
620 - 639	150,238,105	13.1%
640 - 659	153,064,179	13.4%
660 - 679	109,408,998	9.6%
680 - 699	78,680,774	6.9%
700 - 719	52,273,158	4.6%
720 - 739	38,315,230	3.3%
740 - 759	26,038,831	2.3%
760 >=	19,067,334	1.7%
Total:	1,145,444,769	100.0%

DTI
	Balance
<= 0.000	1,367,619	0.1%
0.001 - 11.000	9,240,996	0.8%
11.001 - 16.000	9,024,702	0.8%
16.001 - 21.000	15,185,147	1.3%
21.001 - 26.000	32,775,413	2.9%
26.001 - 31.000	53,271,220	4.7%
31.001 - 36.000	90,802,313	7.9%
36.001 - 41.000	163,334,001	14.3%
41.001 - 46.000	303,573,646	26.5%
46.001 - 51.000	354,441,814	30.9%
51.001 - 56.000	111,215,571	9.7%
56.001 - 61.000	1,212,330	0.1%
Total:	1,145,444,769	100.0%

Loan Balance
	Balance
<= 50,000	17,451,100	1.5%
50,001 - 100,000	99,148,501	8.7%
100,001 - 150,000	146,284,601	12.8%
150,001 - 200,000	157,964,107	13.8%
200,001 - 250,000	150,625,124	13.2%
250,001 - 300,000	118,922,627	10.4%
300,001 - 350,000	106,439,150	9.3%
350,001 - 400,000	94,474,066	8.2%
400,001 - 450,000	71,306,980	6.2%
450,001 - 500,000	56,259,383	4.9%
500,001 - 550,000	38,302,759	3.3%
550,001 - 600,000	28,199,558	2.5%
600,001 - 650,000	22,515,498	2.0%
650,001 - 700,000	12,210,278	1.1%
700,001 - 750,000	7,351,153	0.6%
750,001 - 800,000	5,389,354	0.5%
800,001 - 850,000	4,103,026	0.4%
850,001 - 900,000	1,772,096	0.2%
900,001 - 950,000	2,762,000	0.2%
950,001 >=	3,963,408	0.3%
Total:	1,145,444,769	100.0%

Occupancy Types
	Balance
Primary	1,099,148,063	96.0%
Second Home	9,792,243	0.9%
Investor	36,504,463	3.2%
Total:	1,145,444,769	100.0%

Loan Term
	Balance
120	331,938	0.0%
180	30,954,198	2.7%
240	2,760,429	0.2%
300	63,169	0.0%
360	1,111,335,034	97.0%
Total:	1,145,444,769	100.0%

Loan Purpose
	Balance
Purchase	468,156,754	40.9%
Refinance - Cashout	605,109,194	52.8%
Refinance - Rate Term	72,178,820	6.3%
Total:	1,145,444,769	100.0%

Product Type
	Balance
Fixed	283,800,735	24.8%
Floating	861,644,034	75.2%
Total:	1,145,444,769	100.0%

Interest Only
	Balance
2Y IO	1,765,881	0.2%
3Y IO	146,956	0.0%
5Y IO	154,065,995	13.5%
10Y IO	8,226,462	0.7%
Non IO	981,239,476	85.7%
Total:	1,145,444,769	100.0%

Hybrid Types
	Balance
6MO ARM	0	0.0%
1/29 ARM	0	0.0%
2/28 ARM	673,504,075	58.8%
3/27 ARM	174,203,700	15.2%
5/25 ARM	13,936,258	1.2%
15/15 ARM	0	0.0%
Fixed	283,800,735	24.8%
Total:	1,145,444,769	100.0%

Property Type
	Balance
Single Family	856,618,208	74.8%
PUD	156,389,686	13.7%
2-4 Family	67,056,214	5.9%
Condo	65,380,661	5.7%
MH	0	0.0%
Townhouse	0	0.0%
Total:	1,145,444,769	100.0%

Documentation
	Balance
Full	681,436,753	59.5%
Reduced	161,941,821	14.1%
Stated	299,897,894	26.2%
No Doc	2,168,301	0.2%
Total:	1,145,444,769	100.0%

Lien Priority
	Balance
First	1,092,762,099	95.4%
Second	52,682,670	4.6%
Total:	1,145,444,769	100.0%

Mortgage Insurance
	Balance
Mortgage Insurance
Not Insured	1,145,444,769	100.0%

Coverage Down to:

Total:	1,145,444,769	100.0%

	Originator	Servicer
[Names of originators & servicers]

Geographic Distribution-States
State	Balance
Alabama	6,130,915	0.5%
Alaska	1,308,864	0.1%
Arizona	39,872,307	3.5%
Arkansas	1,891,795	0.2%
California	375,056,615	32.7%
Colorado	16,832,676	1.5%
Connecticut	9,978,391	0.9%
Delaware	1,390,469	0.1%
District of Columbia	3,220,384	0.3%
Florida	115,084,312	10.0%
Georgia	26,069,090	2.3%
Hawaii	3,120,024	0.3%
Idaho	10,021,992	0.9%
Illinois	59,109,018	5.2%
Indiana	6,612,748	0.6%
Iowa	4,234,855	0.4%
Kansas	5,374,431	0.5%
Kentucky	5,377,960	0.5%
Louisiana	4,773,166	0.4%
Maine	3,061,225	0.3%
Maryland	46,166,494	4.0%
Massachusetts	11,696,467	1.0%
Michigan	20,948,054	1.8%
Minnesota	11,165,735	1.0%
Mississippi	4,420,232	0.4%
Missouri	12,043,143	1.1%
Montana	855,285	0.1%
Nebraska	650,678	0.1%
Nevada	27,298,036	2.4%
New Hampshire	2,681,098	0.2%
New Jersey	26,931,053	2.4%
New Mexico	4,284,505	0.4%
New York	44,929,150	3.9%
North Carolina	17,234,974	1.5%
North Dakota	265,482	0.0%
Ohio	30,895,095	2.7%
Oklahoma	3,537,851	0.3%
Oregon	24,948,754	2.2%
Pennsylvania	21,774,401	1.9%
Rhode Island	2,438,281	0.2%
South Carolina	8,314,104	0.7%
Tennessee	12,947,107	1.1%
Texas	11,684,136	1.0%
Utah	10,066,079	0.9%
Vermont	475,858	0.0%
Virginia	26,416,343	2.3%
Washington	51,046,173	4.5%
West Virginia	2,802,880	0.2%
Wisconsin	7,079,746	0.6%
Wyoming	926,339	0.1%
Total:	1,145,444,769	100.0%

Geographic Distribution-MSAs
MSA	Balance
N/A	61,161,335	5.3%
Abilene TX MSA	202,615	0.0%
Akron, OH	4,112,111	0.4%
Albany-Schenectady-Troy, NY	685,252	0.1%
Albuquerque, NM	2,614,208	0.2%
Alexandria LA MSA	170,291	0.0%
Allentown-Bethlehem-Easton PA MSA	1,125,828	0.1%
Altoona PA MSA	77,218	0.0%
Amarillo, TX	67,907	0.0%
Anchorage AK MSA	1,308,864	0.1%
Ann Arbor MI PMSA	645,806	0.1%
Anniston AL MSA	137,127	0.0%
Appleton-Oshkosh-Neenah, WI	421,815	0.0%
Asheville NC MSA	1,102,270	0.1%
Atlanta, GA	19,719,528	1.7%
Atlantic-Cape May, NJ	803,209	0.1%
Augusta-Aiken GA-SC MSA	161,504	0.0%
Austin-San Marcos, TX	262,216	0.0%
Bakersfield CA MSA	11,282,342	1.0%
Baltimore, MD	21,855,711	1.9%
Bangor ME NECMA	130,241	0.0%
Barnstable-Yarmouth MA NECMA	369,145	0.0%
Baton Rouge, LA	2,643,056	0.2%
Beaumont-Port Arthur, TX	129,551	0.0%
Bellingham WA MSA	1,620,906	0.1%
Benton Harbor MI MSA	112,413	0.0%
Bergen-Passaic, NJ	4,265,415	0.4%
Billings MT MSA	35,589	0.0%
Biloxi-Gulfport-Pascagoula, MS	701,335	0.1%
Binghamton NY MSA	124,863	0.0%
Birmingham, AL	3,532,685	0.3%
Bismarck ND MSA	243,695	0.0%
Bloomington IN MSA	371,817	0.0%
Bloomington-Normal IL MSA	151,429	0.0%
Boise City, ID	6,434,802	0.6%
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-NH	11,703,438	1.0%
Boulder-Longmont CO PMSA	1,210,322	0.1%
Brazoria TX PMSA	94,903	0.0%
Bremerton WA PMSA	2,329,674	0.2%
Brownsville-Harlingen-San Benito TX MSA	331,317	0.0%
Bryan-College Station TX MSA	91,892	0.0%
Buffalo-Niagara Falls, NY	299,006	0.0%
Burlington VT NECMA	274,252	0.0%
Canton-Massillon, OH	891,717	0.1%
Casper WY MSA	383,524	0.0%
Cedar Rapids, IA	398,947	0.0%
Champaign-Urbana, IL	50,956	0.0%
Charleston-North Charleston, SC	1,322,876	0.1%
Charlottesville VA MSA	570,138	0.1%
Charlotte-Gastonia-Rock Hill, NC-SC	8,415,267	0.7%
Chattanooga, TN-GA	1,381,947	0.1%
Chicago, IL	55,461,663	4.8%
Cincinnati, OH-KY-IN	7,778,467	0.7%
Clarksville-Hopkinsville TN-KY MSA	277,699	0.0%
Cleveland-Lorain-Elyria, OH	5,060,895	0.4%
Columbia, SC	1,367,366	0.1%
Columbus GA-AL MSA	859,728	0.1%
Columbus, OH	6,662,851	0.6%
Corpus Christi, TX	432,922	0.0%
CO Springs, CO	1,812,955	0.2%
Dallas, TX	1,822,147	0.2%
Danville VA MSA	92,924	0.0%
Davenport-Moline-Rock Island, IA-IL	510,049	0.0%
Daytona Beach, FL	2,412,649	0.2%
Dayton-Springfield, OH	2,752,898	0.2%
Decatur AL MSA	174,268	0.0%
Decatur IL MSA	143,881	0.0%
Denver, CO	9,909,725	0.9%
Des Moines, IA	1,292,397	0.1%
Detroit, MI	15,286,121	1.3%
Dubuque IA MSA	759,202	0.1%
Duluth-Superior MN-WI MSA	576,516	0.1%
Dutchess County NY PMSA	395,742	0.0%
Eau Claire WI MSA	22,524	0.0%
El Paso, TX	412,105	0.0%
Eugene-Springfield, OR	1,952,502	0.2%
Evansville-Henderson IN-KY MSA	357,791	0.0%
Fargo-Moorhead, ND-MN	401,987	0.0%
Fayetteville NC MSA	280,135	0.0%
Fayetteville-Springdale-Rogers AR MSA	496,371	0.0%
Flagstaff Arizona-Utah MSA	891,732	0.1%
Flint MI PMSA	1,102,310	0.1%
Florence SC MSA	441,434	0.0%
Fort Collins-Loveland CO MSA	971,527	0.1%
Fort Lauderdale, FL	26,048,614	2.3%
Fort Myers-Cape Coral, FL	2,704,478	0.2%
Fort Pierce-Port St. Lucie FL MSA	3,138,507	0.3%
Fort Walton Beach FL MSA	690,555	0.1%
Fort Wayne, IN	554,068	0.0%
Fort Worth-Arlington, TX	1,476,148	0.1%
Fresno CA MSA	10,821,064	0.9%
Gadsden AL MSA	105,723	0.0%
Gainesville, FL	113,580	0.0%
Galveston-Texas City TX PMSA	305,309	0.0%
Gary, IN	682,108	0.1%
Glens Falls NY MSA	199,752	0.0%
Grand Forks ND-MN MSA	62,879	0.0%
Grand Junction CO MSA	747,647	0.1%
Grand Rapids-Muskegon-Holland, MI	319,938	0.0%
Great Falls MT MSA	113,454	0.0%
Greeley CO PMSA	424,033	0.0%
Green Bay, WI	20,514	0.0%
Greensboro-Winston Salem-High Point, NC	1,771,615	0.2%
Greenville NC MSA	123,152	0.0%
Greenville-Spartanburg-Anderson, SC	2,494,785	0.2%
Hagerstown MD PMSA	669,226	0.1%
Hamilton-Middletown OH PMSA	215,867	0.0%
Harrisburg-Lebanon-Carlisle PA MSA	1,393,139	0.1%
Hartford, CT	3,042,734	0.3%
Hickory-Morgantown-Lenoir NC MSA	303,103	0.0%
Honolulu, HI	2,313,390	0.2%
Houston, TX	2,977,805	0.3%
Huntington-Ashland WV-KY-OH MSA	284,297	0.0%
Huntsville AL MSA	396,599	0.0%
Indianapolis, IN	2,124,393	0.2%
Jackson TN MSA	100,165	0.0%
Jacksonville NC MSA	109,553	0.0%
Jacksonville, FL	4,380,165	0.4%
Jackson, MS	1,790,018	0.2%
Janesville-Beloit WI MSA	98,919	0.0%
Jersey City, NJ	1,366,956	0.1%
Johnson City-Kingsport-Bristol TN-VA MSA	138,113	0.0%
Joplin MO MSA	246,349	0.0%
Kalamazoo-Battle Creek, MI	981,210	0.1%
Kansas City, MO-KS	6,690,776	0.6%
Knoxville, TN	1,660,548	0.1%
Lafayette LA MSA	64,718	0.0%
Lake Charles LA MSA	67,412	0.0%
Lakeland-Winter Haven FL MSA	3,320,631	0.3%
Lancaster PA MSA	779,024	0.1%
Lansing-East Lansing, MI	736,822	0.1%
Laredo TX MSA	872,771	0.1%
Las Cruces NM MSA	663,013	0.1%
Las Vegas, NV-AZ	23,676,824	2.1%
Lawton OK MSA	65,843	0.0%
Lewiston-Auburn ME NECMA	605,893	0.1%
Lexington, KY	1,103,905	0.1%
Lima OH MSA	361,522	0.0%
Lincoln, NE	79,712	0.0%
Little Rock-North Little Rock, AR	655,993	0.1%
Longview-Marshall TX MSA	119,467	0.0%
Los Angeles-Long Beach, CA	90,929,640	7.9%
Louisville, KY-IN	1,265,224	0.1%
Lubbock TX MSA	52,423	0.0%
Lynchburg VA MSA	137,399	0.0%
Macon GA MSA	1,196,460	0.1%
Madison, WI	487,938	0.0%
Mansfield OH MSA	491,035	0.0%
McAllen-Edinburg-Mission, TX	687,410	0.1%
Medford-Ashland OR MSA	108,590	0.0%
Melbourne-Titusville-Palm Bay, FL	1,887,904	0.2%
Memphis, TN-AR-MS	4,248,769	0.4%
Merced CA MSA	2,683,656	0.2%
Miami, FL	20,436,922	1.8%
Middlesex-Somerset-Hunterdon, NJ	3,802,527	0.3%
Milwaukee-Waukesha, WI	3,223,562	0.3%
Minneapolis-St. Paul, MN-WI	9,476,007	0.8%
Missoula MT MSA	206,746	0.0%
Mobile, AL	732,447	0.1%
Modesto CA MSA	9,745,122	0.9%
Monmouth-Ocean, NJ	3,907,410	0.3%
Muncie IN MSA	49,868	0.0%
Myrtle Beach, SC	987,435	0.1%
Naples, FL	1,832,950	0.2%
Nashville, TN	5,354,898	0.5%
Nassau-Suffolk, NY	16,771,647	1.5%
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,CT	6,479,132	0.6%
New London-Norwich CT NECMA	186,220	0.0%
New Orleans, LA	1,159,981	0.1%
New York, NY	23,255,197	2.0%
Newark, NJ	6,507,245	0.6%
Newburgh NY-PA PMSA	1,010,697	0.1%
Norfolk-VA Bch-Newport News, VA-NC	10,022,675	0.9%
Oakland, CA	24,603,178	2.1%
Ocala, FL	1,631,289	0.1%
Oklahoma City, OK	1,487,594	0.1%
Olympia WA PMSA	1,219,806	0.1%
Omaha, NE-IA	508,999	0.0%
Orange County, CA	39,331,508	3.4%
Orlando, FL	19,175,781	1.7%
Panama City FL MSA	1,096,181	0.1%
Pensacola, FL	353,267	0.0%
Peoria-Pekin, IL	194,122	0.0%
Philadelphia, PA-NJ	15,838,820	1.4%
Phoenix-Mesa, AZ	34,330,751	3.0%
Pittsburgh, PA	2,764,331	0.2%
Pittsfield MA NECMA	55,976	0.0%
Pocatello ID MSA	537,287	0.0%
Portland-Vancouver, OR-WA	22,254,774	1.9%
Portland, ME	610,083	0.1%
Providence-Warwick-Pawtucket, RI	2,438,281	0.2%
Provo-Orem, UT	2,952,650	0.3%
Pueblo CO MSA	610,805	0.1%
Punta Gorda FL MSA	550,197	0.0%
Racine WI PMSA	463,757	0.0%
Raleigh-Durham-Chapel Hill, NC	2,963,782	0.3%
Reading PA MSA	957,561	0.1%
Redding CA MSA	1,072,092	0.1%
Reno, NV	2,941,396	0.3%
Richland-Kennewick-Pasco, WA	440,858	0.0%
Richmond-Petersburg, VA	4,506,298	0.4%
Riverside-San Bernardino, CA	74,927,574	6.5%
Roanoke VA MSA	169,151	0.0%
Rochester MN MSA	119,311	0.0%
Rochester, NY	183,604	0.0%
Rockford, IL	498,022	0.0%
Rocky Mount NC MSA	58,314	0.0%
Sacramento, CA	20,548,511	1.8%
Saginaw-Bay City-Midland, MI	799,961	0.1%
Salem OR MSA	1,362,700	0.1%
Salinas CA MSA	2,711,274	0.2%
Salt Lake City-Ogden, UT	5,598,759	0.5%
San Antonio, TX	975,491	0.1%
San Diego, CA	20,888,511	1.8%
San Francisco, CA	8,204,624	0.7%
San Jose, CA	14,718,913	1.3%
San Luis Obispo-Atascadero-Paso Robles CA MSA	663,055	0.1%
Santa Barbara-Santa Maria-Lompoc CA MSA	3,117,084	0.3%
Santa Cruz-Watsonville CA PMSA	512,000	0.0%
Santa Fe NM MSA	385,181	0.0%
Santa Rosa CA PMSA	1,921,975	0.2%
Sarasota-Bradenton, FL	1,608,746	0.1%
Savannah GA MSA	765,640	0.1%
Scranton--Wilkes-Barre-Hazleton PA MSA	682,841	0.1%
Seattle-Bellevue-Everett, WA	27,448,407	2.4%
Sharon PA MSA	84,507	0.0%
Sherman-Denison TX MSA	54,338	0.0%
Shreveport-Bossier City, LA	273,184	0.0%
Sioux City IA-NE MSA	185,218	0.0%
South Bend, IN	271,588	0.0%
Spokane, WA	2,214,918	0.2%
Springfield, IL	496,783	0.0%
Springfield, MA	1,313,894	0.1%
Springfield, MO	274,191	0.0%
Stockton-Lodi CA MSA	14,089,302	1.2%
St. Joseph MO MSA	144,375	0.0%
St. Louis, MO-IL	8,229,248	0.7%
Sumter SC MSA	171,917	0.0%
Syracuse, NY	153,781	0.0%
Tacoma, WA	7,394,969	0.6%
Tallahassee, FL	918,033	0.1%
Tampa-St. Petersburg-Clearwater, FL	13,004,789	1.1%
Toledo, OH	315,089	0.0%
Topeka, KS	383,290	0.0%
Trenton, NJ	216,776	0.0%
Tucson, AZ	3,259,955	0.3%
Tulsa, OK	1,409,104	0.1%
Tuscaloosa AL MSA	308,911	0.0%
Utica-Rome NY MSA	174,926	0.0%
Vallejo-Fairfield-Napa CA PMSA	2,646,218	0.2%
Ventura CA PMSA	7,296,845	0.6%
Vineland-Millville-Bridgeton NJ PMSA	442,140	0.0%
Visalia-Tulare-Porterville CA MSA	4,459,256	0.4%
Waco TX MSA	73,436	0.0%
Washington, DC-MD-VA-WV	36,468,871	3.2%
Waterloo-Cedar Falls, IA	59,858	0.0%
West Palm Beach-Boca Raton, FL	6,528,708	0.6%
Wheeling WV-OH MSA	75,748	0.0%
Wichita, KS	1,342,926	0.1%
Williamsport PA MSA	65,174	0.0%
Wilmington NC MSA	345,464	0.0%
Wilmington-Newark, DE-MD	2,058,105	0.2%
Yakima WA MSA	165,108	0.0%
York PA MSA	1,626,304	0.1%
Youngstown-Warren, OH	1,485,199	0.1%
Yuba City CA MSA	1,593,787	0.1%
Yuma AZ MSA	199,780	0.0%
Total:	1,145,444,769	100.0%